UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 29, 2007

THE MEDICAL EXCHANGE INC.
(Exact name of registrant as specified in its charter)

Nevada	0-51170	71-0915825
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17 State Street, New York, NY 10004
(Address of principal executive offices, including Zip Code)

212-269-4051
(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The information set forth under Item 2.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

ITEM 2.03  CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

On April 18 and March 29, 2007, The Medical Exchange, Inc., a Nevada corporation (“Medex” or the “Company”), raised gross proceeds of $700,000 and $1,250,000, respectively, from the private placement (the “Private Placement”) to two institutional and two individual private investors (collectively, the “Investors”) of its 120 day Secured Convertible Notes (collectively, the “Notes”). The loans were advanced pursuant to a Subscription Agreement, dated as of February 28, 2007 (the “Subscription Agreement”), between the Company and the Investors pursuant to which the Company can raise up to $3 million. Pursuant to the Subscription Agreement, the Company issued to the Investors its Notes in the aggregate principal amount of $2,106,000, reflecting an original issue discount on the principal amount of the loans of 8% over the 120 day loan period. Notes in the aggregate principal amount of $1,350,000 are scheduled to mature on July 29, 2007 and Notes in the aggregate principal amount of $756,000 are scheduled to mature on August 16, 2007. In connection with the issuance of the Notes, the Company issued to the Investors five-year warrants (the “Investor Warrants”) to purchase in the aggregate up to 2,106,000 shares of the Company’s common stock, par value $0.001 (the “Common Stock”) at a per share exercise price of $5.00. Under the terms of the Subscription Agreement, in connection with its investment, the Investors also received an aggregate of 400,000 restricted shares of the Company’s Common Stock.

Previously on February 28, 2007, the Company raised gross proceeds of $1,050,000 from the private placement to one of the institutional investors referred to above of the Company’s 120 day note in the principal amount of $1,134,000, which is scheduled to mature on June 28, 2007 (the “Previous Company Note”). The loans evidenced by the Previous Company Note was also advanced to the Company under the Subscription Agreement The principal terms relating to that initial funding under the Subscription Agreement were disclosed in the Company’s Current Report on Form 8-K (the “Previous 8-K) that was filed on March 14, 2007. Under the Subscription Agreement, the Company paid a due diligence fee of $300,000.

The closing held on April 18, 2007 represents the final closing of the financing contemplated by the Subscription Agreement. One of the individual investors who advanced to the Company $200,000 in the closing on April 18, 2007 (evidenced by a promissory note in the amount of $216,000) is the husband of Ms. Irit Reiner, one of the Company’s directors.

To secure Company’s obligations under the Subscription Agreement, the Notes, the Previous Company Note and the other transaction documents, the Company granted a security interest in substantially all of its assets, including without limitation, its intellectual property, in favor of the investors under the terms and conditions of a Security Interest Agreement dated as of the date of the Subscription Agreement. The security interest terminates upon payment or satisfaction of all of Company’s obligations under all of the Notes issued hereunder and the Previous Company Note referred to in the previous 8-K.

In all material respects, the loans reported hereunder made to the Company pursuant to the Subscription Agreement were made on terms substantially similar to the terms that were reported in the Previous 8-K, other than for the scheduled maturity dates of the Notes and the Previous Company Note. However, the form of transaction agreements relating to the funding under the Subscription Agreement inadvertently contained certain errors and, accordingly, the disclosures above and the Previous 8-K are qualified in their entirety by the forms of Subscription Agreement, Note, Investor Warrant and Security Agreement attached hereto.

The offering was made only to accredited investors in accordance with Section 4(2) under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements.

None.

(b) Pro Forma Financial Information.

None.

(d) Exhibits.

4.1 Form of Promissory Note

4.2 Form of Class A Common Stock Purchase Warrant

10.1 Form Subscription Agreement dated as of February 28, 2007 between the Company and the Investors.

10.2 Form of Security Agreement dated as of February 28, 2007 between the Company and Sheldon S. Traube, as collateral agent for the Investors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 24, 2007	IDO SECURITY INC.

	By:	/s/ Michael Goldberg
Acting Chief Executive Officer

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